Exhibit 10.32

AMENDMENT NO. 2 TO THE

NOBLE DRILLING CORPORATION

2009 401(k) SAVINGS RESTORATION PLAN

Pursuant to the provisions of Section 4.1 thereof, the Noble Drilling Corporation 2009 401(k) Savings Restoration Plan (the “Plan”) is hereby amended in the following respects only:

FIRST: Section 1.1 of the Plan is hereby amended to include additional defined terms therein to read as follows in new Sections 1.1(m) and (n), and the remaining paragraphs under Section 1.1 shall be renumbered to reflect the addition of the new Sections 1.1(m) and (n):

(m) “Merger Agreement” means that certain Merger Agreement, dated June 30, 2013, between Noble Corporation, a Swiss corporation and Noble Corporation Limited, a company registered in England and Wales (and predecessor to Noble Corporation plc, a public limited company incorporated under the laws of England and Wales).

(n) “Noble Corporation” means (i) for periods prior to the “Effective Time” described in the Merger Agreement, Noble Corporation, a Swiss corporation, and its predecessors, as applicable, and (ii) for periods on and after such “Effective Time”, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales, and its successors as applicable.

SECOND: The first sentence of Section 3.3 of the Plan is hereby amended to add a new clause at the end thereof to read as follows:

;provided that, no additional amounts shall be credited to an Account as a notional investment of Noble Corporation stock for all periods on and after November 1, 2013.

THIRD: Section 3.3 of the Plan is hereby amended to add a new sentence at the end thereof to read as follows:

Notwithstanding the foregoing, all notional investments of Noble Corporation stock that are credited to a Participant’s Deferral Account or Matching Account under this Section 3.3, shall be cancelled and reinvested as of December 2, 2013, in accordance with the procedures that shall be established by the Committee.

FOURTH: Section 3.5 of the Plan is hereby amended to add a new sentence at the end thereof to read as follows:

Notwithstanding the foregoing, in no event shall distributions be made in the form of ordinary shares of Noble Corporation for periods occurring on and after November 1, 2013, it being understood that distributions of cash shall be made in lieu of such shares in accordance with the procedures that shall be established by the Committee.

FIFTH: Section 5.1 of the Plan is hereby amended to add a new sentence at the end thereof to read as follows:

Notwithstanding the foregoing, in no event shall distributions be made in the form of ordinary shares of Noble Corporation for periods occurring on and after November 1, 2013, it being understood that distributions of cash shall be made in lieu of such shares in accordance with the procedures that shall be established by the Committee.

SIXTH: Section 5.10 of the Plan is hereby amended by restatement in its entirety to read as follows:

Section 5.10 Shares Limitation. Any provision of this Plan to the contrary notwithstanding, the sum of (i) the number of registered shares of Noble Corporation, a Swiss corporation, that may be distributed to Participants or their beneficiaries for periods prior to November 1, 2013, pursuant to the Noble Drilling Corporation 401(k) Savings Restoration Plan (the “Restoration Plan”) and this Plan, (ii) the number or ordinary shares of Noble Corporation, a Cayman Islands company, that have been distributed to Participants or their beneficiaries pursuant to the Restoration Plan and this Plan, and (iii) the number of shares of common stock of Noble Drilling Corporation, a Delaware corporation, that have been distributed to Participants or their beneficiaries pursuant to the Restoration Plan, shall not exceed 200,000 shares. For the avoidance of doubt, (i) in no event shall distributions be made in the form of Noble Corporation stock for periods occurring on and after November 1, 2013, and (ii) no such shares of Noble Corporation stock shall be reserved for issuance hereunder for periods occurring on and after November 1,2013.

IN WITNESS WHEREOF, this Amendment has been executed by Noble Drilling Corporation on this 13 day of November 2013, to be effective as of November 1,2013.

NOBLE DRILLING CORPORATION

By:	/s/ Dennis J. Lubojacky
Title:	Dennis J. Lubojacky, President